CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-KSB, into Gateway Data Science Corporation's previously filed registration statement of Form S-8 (File No. 333-02976).


/s/ Arthur Anderson LLP

Arthur Anderson LLP

Phoenix, Arizona
June 6, 1996